EXHIBIT 99.1
                                                                    ------------



[EPICEPT CORPORATION LOGO]


Contacts

EPICEPT CORPORATION:                          INVESTORS:
Robert W. Cook                                LIPPERT/HEILSHORN &
(914) 606-3500                                ASSOCIATES
rcook@epicept.com                             Kim Sutton Golodetz
                                              (212) 838-3777
                                              kgolodetz@lhai.com

MEDIA:                                        or
FEINSTEIN KEAN HEALTHCARE
Greg Kelley                                   Bruce Voss
(617) 577-8110                                (310) 691-7100
gregory.kelley@fkhealth.com                   bvoss@lhai.com




                 EPICEPT CORPORATION REPORTS THIRD QUARTER 2007
                         OPERATING AND FINANCIAL RESULTS
              ENCOURAGING REGULATORY PROGRESS ON CEPLENE IN EUROPE

TARRYTOWN, N.Y. (NOVEMBER 5, 2007) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced operating and financial results for the three and nine months ended September 30, 2007. For the third quarter of 2007 EpiCept reported a net loss attributable to common stockholders of $7.7 million, or $0.20 per basic and diluted share, compared with $5.5 million, or $0.22 per basic and diluted share, for the third quarter of 2006. For the nine months ended September 30, 2007, EpiCept reported a net loss attributable to common stockholders of $22.4 million, or $0.66 per basic and diluted share, compared with $69.4 million, or $2.94 per basic and diluted share, for the nine months ended September 30, 2006.

As of September 30, 2007 EpiCept had cash and cash equivalents of $0.7 million. On October 10, 2007, the company announced the pricing of a public offering of its common stock and warrants that raised approximately $7.3 million in net proceeds.

"During the third quarter we continued our steady advancement towards the important value-driving milestones that we established for our company at the beginning of 2007," stated Jack Talley, President and Chief Executive Officer. "We were particularly pleased to have executed on several critical steps required for a recommendation regarding approvability of Ceplene from the CHMP and a final decision by the European Commission during the first half of 2008. We have received the Day 150 Assessment Report, we remain encouraged about the prospects for Ceplene's approval, and the application continues to be reviewed according to the expected timetable. We now await the next regulatory milestone, the CHMP's Day 180 Assessment Report and List of Outstanding Issues, which we expect to receive in late November. We will continue to work closely with the EMEA and the CHMP to address any outstanding issues so that the CHMP will be in a position to render a positive opinion."

EpiCept reported progress with several of its key product candidates during the third quarter and subsequent weeks, including:


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November 5, 2007
Page 2


Ceplene(TM) - a registration-stage compound for the treatment of Acute Myeloid Leukemia (AML), the most common type of leukemia in adults, currently undergoing regulatory review by the European Medicines Agency for the Evaluation of Medicinal Products (EMEA). During the third quarter EpiCept reported that the Marketing Authorization Application (MAA) for Ceplene is advancing according to the anticipated regulatory timetable. The company submitted its full responses to the Day 120 Consolidated List of Questions to the Committee for Human Medicinal Products (CHMP) and EpiCept's staff and consultants met with EMEA officials and CHMP representatives to discuss these responses on September 17, 2007. EpiCept expects to receive the CHMP's Day 180 Assessment Report and List of Outstanding Issues in late November 2007. The company continues to be optimistic about the prospects for approval for this product in the first half 2008. If the application for Ceplene continues to follow usual E.U. regulatory timelines, the likely regulatory milestone for Ceplene following receipt of the Day 180 List of Outstanding Issues will be the option, if required, for EpiCept to attend a Day 181 Oral Explanation with the CHMP to resolve any outstanding issues.

EpiCept NP-1 - a prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S. Three clinical trials for NP-1 are underway. Two Phase IIb trials are ongoing, one in diabetic peripheral neuropathy and the second in peripheral herpetic neuropathy. Top-line results from the trial in diabetic neuropathy are expected late this year or early in 2008. Patient dosing has begun in a Phase III study in chemotherapy-induced peripheral neuropathy, which will be conducted by the National Cancer Institute funded Community Clinical Oncology Program.

EPC2407 - a vascular disruption agent that also has potent direct apoptotic activity on cancer cells. EpiCept announced in October that it had completed enrollment in its Phase Ia clinical trial for EPC2407 and that the trial met all of its objectives. EpiCept is currently evaluating the pharmacodynamic effects of EPC2407 with different dosage schedules. A Phase Ib combination trial for EPC2407 with other chemotherapeutic agents is being planned. The company anticipates initiating this combination trial in 2008.

Azixa(TM) - a compound discovered by EpiCept and licensed to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement. EpiCept announced in the third quarter that Myriad had initiated a third Phase II clinical trial for Azixa in patients with non-small-cell lung cancer that has spread to the brain. Two additional Phase II trials for Azixa are also underway in Glioblastoma multiforme and in melanoma that has spread to the brain.

FINANCIAL AND OPERATING HIGHLIGHTS

GENERAL AND ADMINISTRATIVE (G&A) EXPENSE
The company's G&A expense decreased by $0.1 million from $2.5 million for the third quarter of 2006 to $2.4 million for the third quarter of 2007.

G&A expense decreased by $2.8 million from $11.8 million for the nine months ended September 30, 2006 to $9.0 million for the nine months ended September 30, 2007. The decrease was primarily attributable to lower stock-based compensation, premises, legal, personnel and insurance expenses for the nine months ended September 30, 2007 as compared to the same period in 2006.



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November 5, 2007
Page 3


RESEARCH AND DEVELOPMENT (R&D) EXPENSE
R&D expense increased by $0.3 million from $4.4 million for the third quarter of 2006 to $4.7 million for the third quarter of 2007. During the 2007 quarter the company proceeded with two clinical trials of NP-1, which commenced in April 2007, prepared its response to the EMEA regarding the Day 120 List of Questions related to the Ceplene MAA and continued its Phase I clinical trial of EPC 2407. During the third quarter of 2006, the company's research and development efforts concentrated on the continuation of its Phase III clinical trial for LidoPAIN SP, the registration of Ceplene in Europe as remission maintenance therapy for AML and preparing EPC2407 for an IND filing and commencement of clinical trials.

R&D expenses decreased by $0.6 million from $12.3 million for the nine months ended September 30, 2006 to $11.7 million for the nine months ended September 30, 2007. During the nine months ended September 30, 2007, the Company's clinical activity increased significantly with the initiation of three clinical trials of NP-1 and the continuation of its Phase I clinical trial of EPC 2407. Consulting expenses also increased significantly as the company received and reviewed the EMEA's Day 80 report and the Day 120 List of Questions related to the Ceplene MAA, submitted a written response to the Day 120 List of Questions, and gave an oral presentation in September. The increase in clinical activity and consulting expense during the nine months ended September 30, 2007 was offset by a reduction in preclinical and manufacturing activity. During the nine months ended September 30, 2006, EpiCept's research and development efforts concentrated on preparing EPC2407 for an IND filing and commencement of clinical trials, the continuation of a Phase III clinical trial for LidoPAIN SP, preparation of the Ceplene MAA filing with the EMEA, and manufacturing activity related to EPC2407 and EpiCept NP-1.

RESULTS OF PUBLIC OFFERING
On October 10, 2007, EpiCept announced the pricing of a public offering of approximately 4.26 million shares of common stock at $1.88 per share and five-year warrants to purchase up to approximately 2.13 million shares of common stock at an exercise price of $1.88 per share. EpiCept received approximately $7.3 million in net proceeds from the offering. The warrants will become exercisable beginning six months after the closing. Shares outstanding at September 30, 2007 amounted to 37,952,289, and after the private placement increased to 42,210,758.

CONFERENCE CALL
EpiCept will host a conference call to discuss third quarter 2007 results and provide a business update on Wednesday, November 7, 2007 at 8:30 a.m. EST. To participate in the live call, please dial (888) 802-7346 from the U.S. or Canada or (973) 582-2785 from international locations (please reference access code 9431155). The conference call will also be broadcast live on the Internet and may be accessed at http://www.epicept.com. The webcast will be archived for 90 days.

A telephone replay of the call will be available for seven days by dialing (877) 519-4471 from the U.S. and Canada or (973) 341-3080 from international locations (please reference reservation number 9431155).


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November 5, 2007
Page 4



ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is headquartered in Tarrytown, N.Y. Its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that the proposed public offering will not be consummated, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU or that Ceplene, if approved, will not achieve significant commercial success, the risk that Myriad's development of Azixa(TM) will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC 2407 will not be successful, that NP-1 or EPC 2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.




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November 5, 2007
Page 5



SELECTED FINANCIAL INFORMATION FOLLOWS:

EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA
(IN $000S)
                                                   SEPTEMBER 30,  DECEMBER 31,
                                                         2007          2006

Cash and cash equivalents                            $    748      $ 14,097
Property and equipment, net                               760         1,316

Total assets                                         $  3,691      $ 18,426

Accounts payable and other accrued
liabilities                                          $  5,590      $  6,425
Deferred Revenue                                        6,859         7,121
Notes and loans payable                                10,479        12,805
Total stockholders' deficit                           (20,577)       (9,373)

Total liabilities and stockholders' deficit          $  3,691      $ 18,426

EPICEPT CORPORATION AND
SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF OPERATIONS
DATA
(IN $000S EXCEPT SHARE AND PER
SHARE DATA)

                                          THREE MONTHS ENDED              NINE MONTHS ENDED
                                      SEPTEMBER       SEPTEMBER       SEPTEMBER       SEPTEMBER
                                         30,             30,             30,             30,
                                        2007            2006            2007            2006
                                    ------------    ------------    ------------    ------------
REVENUE                             $         46    $        220    $        304    $        733
                                    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
General and administrative                 2,360           2,497           9,008          11,776
Research and development                   4,671           4,365          11,683          12,267
Acquired in-process research and
 development                                --               (87)           --           (33,362)
                                    ------------    ------------    ------------    ------------
     Total operating expenses              7,031           6,775          20,691          57,405
                                    ------------    ------------    ------------    ------------
     Loss from operations                 (6,985)         (6,555)        (20,387)        (56,672)
                                    ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
Interest income                               23              67              88             270
Miscellaneous income                        --                50            --               100
Foreign exchange gain (loss)                 242             (10)            350              84
Interest expense                            (548)           (420)         (1,756)         (5,591)
Reversal of contingent interest
 expense                                    --               994            --               994
Change in value of warrants and
 derivatives                                (437)            370            (715)            363
                                    ------------    ------------    ------------    ------------
     Other income (expense), net            (720)          1,051          (2,033)         (3,780)
                                    ------------    ------------    ------------    ------------
NET LOSS BEFORE INCOME TAXES              (7,705)         (5,504)        (22,420)        (60,452)

Income taxes                                --              --                (4)           --
                                    ------------    ------------    ------------    ------------
NET LOSS                                  (7,705)         (5,504)        (22,424)        (60,452)
Deemed dividends and redeemable
 convertible preferred stock
 dividends                                  --              --              --            (8,963)
                                    ------------    ------------    ------------    ------------
     LOSS ATTRIBUTABLE TO COMMON
 STOCKHOLDERS                       $     (7,705)   $     (5,504)   $    (22,424)   $    (69,415)
                                    ============    ============    ============    ============
Basic and diluted loss per common
 share                              $      (0.20)   $      (0.22)   $      (0.66)   $      (2.94)
                                    ============    ============    ============    ============
Weighted average common shares
 outstanding                          37,599,333      24,525,026      34,152,187      23,633,883
                                    ============    ============    ============    ============


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November 5, 2007
Page 6



EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF CASH
FLOWS DATA
(IN $000S)

                                                       NINE MONTHS ENDED
                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2007               2006
                                                  --------           --------

Net cash used in operating activities             $(19,108)          $(19,796)
Net cash (used in) provided by investing
activities                                            (131)            10,411
Net cash provided by financing activities            5,894             19,458

Effect of exchange rate changes on cash                 (4)               (15)
                                                  --------           --------
Net (decrease) increase in cash and cash
equivalents                                        (13,349)            10,058
Cash and cash equivalents at beginning of
period                                              14,097                403
                                                  --------           --------
Cash and cash equivalents at end of period        $    748           $ 10,461
                                                  ========           ========


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF STOCKHOLDERS DEFICIT DATA
(IN $000S)

                                                        NINE MONTHS ENDED
                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2007               2006

Opening balance for period                       $ (9,373)          $(60,122)

Net loss for the period                           (22,424)           (60,451)
Stock-based compensation expense                    1,794              3,595
Foreign currency translation adjustment              (507)              (276)
Share, option and warrant issuance                  9,199             54,688
Exercise of options and warrants                      592              1,175
Reclassification of warrants from liability
to equity, net                                        142               --
Accretion of preferred stock dividends               --                  (13)
Beneficial conversion features                       --                4,362
Share issuance in connection with Maxim
acquisition                                          --               41,388
                                                 --------           --------

Closing balance for period                       $(20,577)          $ 15,654)
                                                 ========           ========


                                      # # #

*Azixa is a registered trademark of Myriad Genetics, Inc.


EPCT-GEN